CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-145402, 333-152582, 333-159747, 333-162079, 333-169537, 333-179680, 333-189491, 333-194148 and 333-206114) of VMware, Inc. of our report dated February 25, 2016 relating to the financial statements, financial statement schedule and effectiveness of internal control over financial reporting which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 25, 2016